Exhibit 15.1

Deloitte Touche Tohmatsu Rua José Guerra, 127 04719-030 - São Paulo - SP Brasil Tel.: +55 (11) 5186-1000 Fax: +55 (11) 5181-2911 www.deloitte.com.br

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-174483 on Form F-3 of our reports dated March 30, 2012 relating to the consolidated financial statements of Banco Santander (Brasil) S.A. and the effectiveness of Banco Santander (Brasil) S.A.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Banco Santander (Brasil) S.A. for the year ended December 31, 2011.

March 30, 2012

/s/ Deloitte Touche Tohmatsu Auditores Independentes

DELOITTE TOUCHE TOHMATSU
Auditores Independentes

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

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